Exhibit 99.2

BUCKSHOT TRUCKING LLC

FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2024 and 2023

BUCKSHOT TRUCKING LLC

INDEX TO THE FINANCIAL STATEMENTS

Pages
Balance Sheets	2
Statements of Income	3
Statements of Changes in Members’ Equity	4
Statements of Cash Flows	5
Notes to the Financial Statements	6-11

BUCKSHOT TRUCKING LLC

Balance Sheets

	March 31,	December 31,
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$471,322	$331,990
Accounts receivable, net	962,549	975,625
Prepaid expenses and other current assets	37,305	149,219
Total current assets	1,471,176	1,456,834
Right of use assets – finance leases, net	396,487	293,358
Property and equipment, net	1,734,396	1,684,117
Total assets	$3,602,059	$3,434,309

Liabilities and members' equity
Current liabilities
Accounts payable and accrued expenses	$21,401	$74,539
Finance leases, current portion	67,298	66,806
Notes payable, current portion	261,946	459,179
Total current liabilities	350,645	600,524
Finance leases, net of current portion	103,573	45,386
Notes payable, net of current portion	628,314	628,315
Total liabilities	1,082,532	1,274,225
Commitments and contingencies (Note 10)
Members' equity	2,519,527	2,160,084
Total liabilities and members' equity	$3,602,059	$3,434,309

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

Statements of Income (Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net revenues	$1,909,571	$1,680,762
Cost of transportation and services (exclusive of depreciation)	866,681	944,795
Gross Profit	1,042,890	735,967
Costs and expenses:
Sales, general and administrative expense	626,133	419,211
Depreciation and amortization expense	66,628	66,280
Gain on disposal of assets	(29,244)	(12,732)
Total costs and expenses	663,517	472,759
Operating income	379,373	263,208
Other income (expense): Other income, net	17	146
Interest expense	(19,947)	(32,260)
Total other income (expense)	(19,930)	(32,114)
Net income	$359,443	$231,094

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

Statements of Changes in Members’ Equity (Unaudited)

For the Three Months Ended March 31, 2024 and 2023

Total Members' Equity
Balance at January 1, 2022	$1,885,852
Distributions	(100,542)
Net income	231,094
Balance at March 31, 2023	$2,016,404

Balance at January 1, 2023	$2,160,084
Net income	359,443
Balance at March 31, 2024	$2,519,527

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$359,443	$231,094
Adjustment to reconcile net income to cash used in operating
Depreciation and amortization expenses	66,628	66,280
Gain on disposal on assets	(29,244)	(12,732)
Provision for accounts receivable	-	127,450
Changes in operating assets and liabilities:
Account receivable	13,076	36,343
Prepaid expenses and other current assets	111,914	-
Accounts payable and accrued expenses	(53,138)	(84,018)
Net cash provided by operating activities	468,679	364,417
Cash flows from Investing Activities
Purchases of property and equipment	(136,585)	(170,216)
Proceeds from sale of property and equipment	47,100	39,762
Net cash provided by (used in) investing activities	(89,485)	(130,454)
Cash flows from Financing Activities
Distributions to members	-	(100,542)
Repayment of line of credit drawdown	-	(15,702)
Financing lease payments	(49,956)	(49,643)
Repayment of debt	(189,906)	(131,073)
Proceeds from the issuance of debt	-	47,744
Net cash used in financing activities	(239,862)	(249,216)
Net increase in cash and cash equivalents	139,332	(15,253)
Cash and cash equivalents, beginning of period	331,990	369,974
Cash and cash equivalents, end of the period	$471,322	$354,721
Supplemental cash flow information
Interest paid	$19,947	$35,260
Supplemental non-cash investing and financing activities
Debt cancelled relating to equipment trade-ins	$7,328	$-
Debt issued to acquire equipment	108,635	41,900

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Buckshot Trucking LLC (“Buckshot” or the “Company”), a Wyoming limited liability company, is a trucking contractor, headquartered in Colorado since 2017. The Company provides hot shot trucking services predominately to the oil and gas industry. To date, our Company has grown to offer multiple service lines in multiple sectors. Our simple approach to quality service, safety, and dependability has earned Buckshot Trucking LLC the opportunity to provide services across the United States to a diverse group of over 100 customers.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Such estimates included, but are not limited to, revenue recognition, lease accounting, useful lives of fixed assets, allowance for credit losses and estimation of contingencies. Our actual results may differ from our estimates.

Cash

Cash consists of a cash account held at a financial institution. The Company considers all short-term investments with an original maturity date of three months or less to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recognized and carried at billed amounts less an allowance for credit losses. The Company adopted the Current Expected Credit Losses (“CECL”) guidance effective January 1, 2023. The Company maintains the allowance for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance represents the current estimate of lifetime expected credit losses over the remaining duration of existing accounts receivable considering current market conditions and supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing evaluation of collectability, customer creditworthiness, historical levels of credit losses, and future expectations. The allowance for credit losses as of March 31, 2024 and December 31, 2023 was $127,450 for both periods, respectively.

Prepaid Expenses

The prepaid expenses as of March 31, 2024 and December 31, 2023 consist primarily of a prepayment towards the Company’s insurance policy.

Property and Equipment

We generally record property and equipment at cost, or in the case of acquired property and equipment, at fair value at the date of acquisition. Maintenance and repair expenditures are charged to expense as incurred.

We compute depreciation expense on a straight-line basis over the estimated useful lives of the assets as follows:

Classification	Estimated Useful Life
Vehicles, containers, tractors, trailers and tankers	5-10 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including its vehicles, containers, tractors, trailers, tankers and lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, an impairment loss would be recognized based on the excess of the carrying amount of the asset above the fair value of the asset. As of March 31, 2024 and 2023, there were no indicators that the carrying value of the assets was not recoverable so no impairment was required to be recorded. As of December 31, 2023, the Company recorded an impairment of $110,000 to its property and equipment based on a third party appraisal.

Leases

We determine if an arrangement is a lease at inception. We recognize operating or finance lease right-of-use assets and liabilities at the lease commencement date based on the estimated present value of the lease payments over the lease term. Most of our leases are finance leases that provide a fixed interest rate. In cases where a fixed interest rate is not available, we choose to use incremental borrowing rates based on our existing debt arrangements available at commencement date to determine the present value of future lease payments.

We include options to extend or terminate a lease in the lease term when we are reasonably certain to exercise such options. We exclude variable lease payments (such as payments based on an index or reimbursements of lessor costs) from our initial measurement of the lease liability. We recognize leases with an initial term of 12 months or less as lease expense over the lease term and those leases are not recorded on our Balance Sheets. We account for lease and non-lease components within a contract as a single lease component for our real estate leases, if any. Currently the Company includes its 12 month operating lease for office space as a monthly lease expense within the Statement of Income. The Company includes its finance leases in the ROU assets and lease liabilities on the Balance Sheets.

Accrued Expenses

The accrued expenses as of March 31, 2024 and December 31, 2023 are related to the freight pay owed to contractors and amounts accrued for payroll and related benefits.

Revenue Recognition

Revenue is accounted for under ASC 606 Revenue from Contracts with Customers through the following steps:

■	Identify the contract with a customer;
■	Identify the performance obligations in the contract;
■	Determine the transaction price;
■	Allocate the transaction price to performance obligations in the contract; and
■	Recognize revenue when or as the Company satisfies a performance obligation.

Through trucking agreements, executed with the customers, the Company provides a service: providing vehicles and/or drivers to assist with customers’ transport of goods.

The Company recognizes revenue when control of promised services are transferred to a customer in an amount equal to the consideration expected to be received for those services.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied.

We generate revenue by providing truck brokerage and other transportation services for our customers. Additional services may be provided to our customers under their transportation contracts, including unloading and other incidental services. The transaction price is based on the consideration specified in the customer’s contract.

A performance obligation is created when a customer under a transportation contract submits a bill of lading for the transport of goods from origin to destination. These performance obligations are satisfied as the shipments move from origin to destination. We recognize transportation revenue on a per shipment basis as a shipment moves from origin to destination and the related costs are recognized as incurred. Some of our customer contracts contain our promise to stand ready to provide transportation services. Performance obligations are generally short-term, with transit times usually less than one week. Generally, customers are billed on shipment of the freight or on a monthly basis and make payments in line with approved payment terms. When we do not control the specific services, we recognize revenue as the difference between the amount the customer pays us for the service less the amount we are charged by third parties who provide the service.

Generally, we can adjust our pricing based on contractual provisions related to achieving agreed-upon performance metrics, changes in volumes, services and market conditions. Revenue relating to these pricing adjustments is estimated and included in the consideration if it is probable that a significant revenue reversal will not occur in the future. The estimate of variable consideration is determined by the expected value or most likely amount method and factors in current, past and forecasted experience with the customer. Customers are billed based on terms specified in the revenue contract and they pay us according to approved payment terms.

Contract Costs

We expense the incremental costs of obtaining contracts when incurred if the amortization period of the assets is one year or less. These costs are included in cost of transportation services (exclusive of depreciation and amortization).

Insurance

The Company purchased insurance to provide for the costs of medical, casualty, liability, vehicular, cargo, workers’ compensation, cyber risk and property claims. We periodically evaluate our level of insurance coverage and adjust our insurance levels based on risk tolerance and premium expense.

Liabilities for the risks we retain, including estimates of claims incurred but not reported, are not discounted and are estimated, in part, by considering historical cost experience, demographic and severity factors, and judgments about current and expected levels of cost per claim and retention levels. Changes in these assumptions and factors can impact actual costs paid to settle the claims and those amounts may be different than estimates. As of March 31, 2024 and December 31, 2023, there have been no liabilities incurred.

Advertising Costs

Advertising costs are expensed as incurred. For the three months ended March 31, 2024 and 2023, the Company incurred advertising costs totaling to $11,013 and $0, respectively.

Income Taxes

The Company is treated as a partnership for tax reporting purposes, therefore no provision for federal, state and local income taxes for the Company have been made in the accompanying financial statements, as individual members are responsible for their proportionate share of the Company’s taxable income. The Company recognizes the impact from an uncertain tax position only if that position is more-likely-than-not of being sustained upon examination by the taxing authority, based on the technical merits of the position. However, should the Company be subject to examination by the taxing authority, any adjustments required would be passed through to the members for such adjustments. The Company will account for interest and penalties relating to uncertain tax provisions in the current period statements of operations, as necessary. At March 31, 2024 and December 31, 2023, the Company did not have any uncertain tax positions.

Concentration of Risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. The Company has not experienced any losses in such accounts.

For the three months ended March 31, 2024 and 2023, two customers accounted for 23% and 22%, respectively, of the Company’s revenue.

As of March 31, 2024 and 2023, no customer accounted for 10% or more of the Company’s accounts receivable balances.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company classifies fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 - Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including money markets classified as cash equivalents, accounts receivable, accounts payable, accrued expenses, debt at fixed interest rates, and other liabilities approximate fair value due to their relatively short maturities.

The Company’s policy is to record transfers between levels, if any, as of the beginning of the fiscal year. For the three months ended March 31, 2024 and the year ending December 31, 2023, no transfers between levels have been recognized.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company adopted this new guidance January 1, 2023 and there was no material impact on the Company’s financial statements but did change how the allowance for credit losses is determined.

Note 3 – Accounts receivables, net

The Company classifies its trade receivables as either current or past due. The following reflects the credit quality of the Company’s receivables, as delinquency status has been identified as the primary credit quality indicator, based on the recorded amount of the receivable in delinquent status.

The following reflects the Company’s trade receivables as of March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
Accounts receivable	$1,089,999	$1,103,075
Allowance for credit losses	(127,450)	(127,450)
Accounts receivable, net	$962,549	$975,625

Note 4 — Property and Equipment, net

	March 31, 2024	December 31, 2023
Property and equipment
Vehicles, tractors, trailers and tankers	$2,169,455	$2,339,767
Less: accumulated depreciation	(435,059)	(655,650)
Total property and equipment, net	$1,734,396	$1,684,117

Depreciation expenses for property and equipment was $56,267 and $57,529 for the three months ended March 31, 2024 and 2023, respectively.

Note 5 – Leases

The following amounts were recorded in the Company’s balance sheets relating to its finance leases:

	March 31, 2024	December 31, 2023
ROU assets, net	$396,487	$293,358
Lease liabilities:
Current lease liabilities	$67,298	$66,806
Non-current lease liabilities	103,573	45,386
Total lease liabilities	$170,871	$112,192
Other supplemental information:
Weighted average remaining lease term	1.8 years	1.0 years
Weighted average discount rate	9.97%	9.97%

Amortization of the right of use assets was $10,361 and $8,751 for the three months ended March 31, 2024 and 2023, respectively.

The future repayments of the finance leases as of March 31, 2024 were as follows:

Remainder of 2024	$69,473
2025	71,875
2026	28,542
2027	3,154
Total payments outstanding	173,044
Less accrued interest	(2,173)
Total finance leases outstanding	$170,871

Note 6 – Line of Credit

The Company holds a line of credit with a third-party lending facility to assist in cash flow needs and financing. As of February 4, 2024 the line of credit expired and was not renewed.

Note 7 –Notes Payable

The Company holds multiple notes with various institutions and related parties for funding the purchases of their fleet of trucks, tractors and trailers. The weighted average interest rates on these loans were 6.58% as of March 31, 2024 and December 31, 2023, respectively. Certain of the notes payable with a financial institution contain a cash flow the debt service ratio covenant to be not less than 1.25 to 1. As of March 31, 2024 and December 31, 2023, the Company was in compliance with this covenant

The future repayments of the notes payable as of March 31, 2024 were as follows:

	Notes payable	Related party - notes payable	Total
Remainder of 2024	$181,715	$80,231	$261,946
2025	241,722	23,758	265,480
2026	185,468	10,882	196,350
2027	114,219	-	114,219
2028	52,265	-	52,265
Total notes payable outstanding	$775,389	$114,871	$890,260

Note 8 – Members’ Equity

As of March 31, 2024 and December 31, 2023, the Company has 100 units authorized, issued and outstanding, which are held by the two managing members, owning 75% and 25% respectively.

Note 9 – Related Party Transactions

As of March 31, 2024 and December 31, 2023, the Company made principal payments directly to financial institutions on behalf of one of the managing members for use of trucks and trailers controlled by an entity owned by the member, totaling $4,620 and $48,476, respectively.

Note 10 – Commitments and Contingencies

In the normal course of business, the Company enters into contracts that provide general indemnifications by the Company to the customer of the contract. The Company’s maximum exposure under these arrangements is dependent on future claims that may be made against the Company and, therefore, cannot be estimated; however, based on experience, the risk of loss from such claims is considered remote. The Company has determined that none of these arrangements requires disclosure on the Company’s Balance Sheet.

Note 11 – Subsequent Events

Management has evaluated events and transactions occurring subsequent to March 31, 2024, for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through June 25, 2024, the date the financial statements were available to be issued.